SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: June 13, 2011

SANOMEDICS INTERNATIONAL HOLDINGS, INC.

 (Exact name of Registrant as specified in its charter)

Delaware	000-54167	27-3320809
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

80 SW 8th Street, Suite 2180 Miami, Florida	33180
(Address of principal executive offices)	(Zip Code)

(305) 433-7814
Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below of the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In January 2010 we entered into a distribution agreement with Watermark Medical LLC, Boca Raton, Florida, to distribute our current and future products to the physicians and hospitals markets within the United States and, on a case-by-case basis, internationally, for a term of three years, automatically renewable for successive one-year terms subject to notice of non-renewal. In connection with this agreement, in January 2010 we sold to SOGE Sanomedics, LLC, an affiliate of the distributor, 1,369,870 shares, representing at that time approximately 10% of our outstanding common stock.  In addition, the agreement with Watermark Medical provided that it is  entitled to have a representative on our Board of Directors.  Accordingly, on June 13, 2011, we elected to our Board of Directors Charlie Alvarez, President of Watermark Medical.

Mr. Alvarez,  who is 43 years old, began a career with PSS/World Medical in 1989 after graduating cum laude from Florida State University with a B.S. in Communications. Mr. Alvarez’s last position was Vice President of Corporate Development with responsibilities in acquisitions, pioneering new markets, and sales training.

Mr. Alvarez joined start-up U.S. Imaging Solutions, funded  with an investment from Huizenga Holdings,  in October of 1999 as President and CEO. Since that time, U.S. Imaging Solutions has grown over 1500% and was ranked #1 in the Fast Track 40 in the South Florida Business Journal.

In April of 2003, Mr. Alvarez joined PDSHeart as Executive Vice President of Sales, responsible for expanding the sales force to cover the entire continental U.S. In March of 2007, PDSHeart was acquired by CardioNet. Mr. Alvarez joined CardioNet as Executive Vice President. Mr. Alvarez was responsible for leading the sales force and to expand the CardioNet product offering to physicians across the country.  In 2008,  Mr. Alvarez co-founded  South Ocean Growth Equity, a venture capital firm based in Boca Raton, Florida.

In 2008,  Mr. Alvarez co-founded Watermark Medical, and he has served as its president since its inception. He is building an innovative sales company that focuses on sleep apnea services which will be marketed to physician’s offices and hospitals in the US through both a direct sales force and through medical product distributors.

Mr. Alvarez has sat on the Board of Directors of the Latin Chamber of Commerce of Broward County, the Board of Governors for the Greater Miami Chamber of Commerce and the Board of Directors for the Wellness Community of Miami. Mr. Alvarez volunteered as a Chairperson for the Cystic Fibrosis Foundation of Miami-Dade County and was awarded the 2002 Carlos Arboleya Award for Community Service for Leadership Miami.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of the Company dated June 13, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sanomedics International Holdings, Inc.
(Registrant)

Date: June 13, 2011	By:	/s/ Keith Houlihan
Keith Houlihan
President

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